UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Crypto Company (the “Company”) and AJB Capital Investments LLC entered into a Fourth Amendment dated as of March 10, 2025 (“Fourth Amendment”) to that certain Promissory Note dated as of August 28, 2024 (“Promissory Note”). The First Amendment to the Promissory Note dated as of October 1, 2024 (“First Amendment”), amends the Promissory Note, to increase the principal amount of the Promissory Note from $120,000 to $142,000. The Second Amendment to the Promissory Note amends the Promissory Note, as amended by the First Amendment, to increase the principal amount of the Promissory Note from $142,000 to $157,556. The Third Amendment to the Promissory Note amends the Promissory Note, as amended by the First and Second Amendments, to increase the principal amount of the Promissory Note from $157,556 to $222,890. The Fourth Amendment to the Promissory Note amends the Promissory Note, as amended by the First, Second, and Third Amendments, to increase the principal amount of the Promissory Note from $22,890 to $252,890, provided, however, that the $30,000 of additional principal carries an original issue discount of $3,000 withheld from the Company to cover monitoring costs associated with the Promissory Note and $2,000 withheld from the Company to cover due diligence and legal costs in connection with the Fourth Amendment.

The foregoing description of the Fourth Amendment to the Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 5.02 of this Current Report on Form 8-K regarding the issuance of Common Stock pursuant to the Consulting Agreement of David Natan is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 12, 2025, the board of directors of the Company appointed David Natan as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, in his capacity as a non-employee consultant, effective March 12, 2025.

Mr. Natan, age 71, is the President and CEO of Natan & Associates, LLC, providing CFO consulting services since 2007. He previously served as CFO of PharmaNet Development Group as well as CFO of Global Technovations. In addition, he has held roles at Deloitte & Touche LLP.

David Natan Consulting Agreement

The terms and conditions of Mr. Natan’s appointment will be governed by a consulting agreement dated as of March 12, 2025, between the Company and Mr. Natan (the “Consulting Agreement”). The Consulting Agreement provides for a rate of $225 per hour for Mr. Natan’s services. In addition, Mr. Natan received an award of 15,000,000 restricted shares of the Company’s Common Stock, which are fully vested. The Consulting Agreement requires that the Company indemnify Mr. Natan in connection with Mr. Natan’s performance of services. The Consulting Agreement has an indefinite term, however it is subject to termination by either party without notice.

There are no arrangements or understandings between Mr. Natan and any other persons pursuant to which Mr. Natan was appointed the Company’s Chief Financial Officer. Mr. Natan does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Natan has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

The foregoing description of the Consulting Agreement is only a summary and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is as attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Resignation of Interim Chief Financial Officer

As of March 12, 2025, Ron Levy resigned from his position as interim Chief Financial Officer and relinquished the roles of Principal Financial Officer and Principal Accounting Officer of the Company, which Mr. Natan has now assumed. Mr. Levy will continue as the Company’s Chief Executive Officer. The resignation is not due to any disagreement with the Company on any matter related to its operations, policies, or practices.

Item 7.01. Regulation FD.

On March 13, 2025, the Company issued a press release announcing the appointment of Mr. Natan as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Promissory Note, dated March 10, 2025, by and between the Crypto Company and AJB Investments LLC.
10.2*	Consulting Agreement between the Company and David Natan, effective as of March 12, 2025.
99.1	Press Release of The Crypto Company dated March 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type of information that the company treats as confidential or private.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date:	March 13, 2025
		By:	/s/ Ron Levy
		Name:	Ron Levy
		Title:	Chief Executive Officer, Chief Operating Officer and Secretary